Duesenberg Technologies Inc. No. 21, Denai Endau 3, Seri Tanjung Pinang, 10470 Tanjung Tokong, Penang, Malaysia

OTCQB: DUSYF

News Release

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DUESENBERG TECHNOLOGIES CLOSES PRIVATE PLACEMENT FINANCING

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PENANG, MALAYSIA - (October 13, 2022) Duesenberg Technologies Inc. (OTCQB: DUSYF) (the “Company” or “Duesenberg”), an OTCQB-listed issuer, announced today that on October 13, 2022, the Company closed a private placement financing by issuing 6,458,333 shares of its common stock (the “Shares”) at a price of USD$0.12 per Share for total proceeds of USD$775,000 (the “Financing”). The Shares were issued to Mr. Lim Hun Beng, the Company’s CEO, President, and director, pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”) as Mr. Lim confirmed he is not a resident of the United States and is otherwise not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S of the Act.

The proceeds of the Financing will be used to list the Company’s Shares on the Canadian Securities Exchange, as well as for day-to-day operations.

For additional information regarding the Private Placement please refer to the Current Report on Form 8-K the Company filed with the SEC on October 13, 2022.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

About Duesenberg Technologies Inc.

Duesenberg Technologies Inc. was established out of the collective ambition of investors experienced in the online business and marketing. Our goal was to help entrepreneurs and businesses turn their own ideas and visions into successful companies. The Company’s business strategy relies heavily environmentally friendly technologies. Duesenberg Technologies’ goal is to be climate neutral across its full value chain, in line with the goals set by the Paris Agreement. The Company is committed to energy resiliency through Development in Energy Transition Goal. This strategy identifies an immediate and urgent need to reduce greenhouse gas emissions to help mitigate the effects of climate change, reduce energy use, and improve air quality. The Company is posed to play a vital role in supporting all three of these objectives by reducing the environmental impact through manufacturing a new type of luxury electric vehicles.

On behalf of the Board of Directors,

Lim, Hun Beng (Joe), President

CONTACT INFORMATION

Duesenberg Technologies Inc.

+1-236-304-0299

contactus@duesenbergtech.com

Forward-looking Information Cautionary Statement

Except for statements of historic fact, this news release contains certain “forward-looking information” within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur. Forward-looking statements are based on the opinions and estimates at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements including, but not limited to delays or uncertainties with regulatory approvals and research and development of an Electric Vehicle. There are uncertainties inherent in forward-looking information, including factors beyond the Company’s control. There are no assurances that the business plans for the Company as described in this news release will come into effect on the terms or time frame described herein. The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. Additional information identifying risks and uncertainties that could affect financial results is contained in the Company’s filings, which are available at www.SEC.gov. We seek safe harbour.